Exhibit 99.1

Stifel Reports Second Quarter 2022 Results

ST. LOUIS, MO, July 27, 2022 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.1 billion for the three months ended June 30, 2022, compared with $1.2 billion a year ago. Net income available to common shareholders of $151.5 million, or $1.29 per diluted common share, compared with $189.8 million, or $1.60 per diluted common share for the second quarter of 2021. Non-GAAP net income available to common shareholders of $163.9 million, or $1.40 per diluted common share for the second quarter of 2022.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “The diversity of our business resulted in another strong start to the year, as our first half net revenue and EPS are the second highest in the firm’s history. Market conditions are volatile and difficult to predict, and, as such, we will remain both cautious and opportunistic. Stifel is well positioned for continued growth as our capital levels remain robust and, as we have done throughout our history, we will use periods of market dislocation to reinvest in our business for future growth.”

Highlights

•	The Company reported solid results with net revenues of $1.1 billion, the second highest second quarter in its history, driven by higher net interest income and asset management revenues.

•	Non-GAAP net income available to common shareholders of $1.40.

•	Record net interest income, up 64% over the year ago quarter.

•	Recruited 41 financial advisors during the quarter, including 32 employee advisors and 9 independent advisors.

•	Bank loans up $1.4 billion, or 8%, sequentially, and $6.1 billion, or 46%, from the prior year.

•	Non-GAAP pre-tax margin of 21% as the Company maintained its focus on expense discipline, while continuing to invest in the business. In addition, the Company gained operating leverage as a result of the composition of revenues compared to the prior year.

•	Annualized return on tangible common equity (ROTCE) (5) of 22% in a volatile and uncertain market environment.

Financial Summary (Unaudited)
(000s)	2Q 2022	2Q 2021	6m 2022	6m 2021
GAAP Financial Highlights:
Net revenues	$1,108,126	$1,153,136	$2,224,653	$2,287,925
Net income (1)	$151,495	$189,788	$315,724	$354,514
Diluted EPS (1)	$1.29	$1.60	$2.68	$3.00
Comp. ratio	58.9%	60.0%	59.6%	60.8%
Non-comp. ratio	21.4%	17.1%	20.4%	17.7%
Pre-tax margin	19.7%	22.9%	20.0%	21.5%
Non-GAAP Financial Highlights:
Net revenues	$1,108,127	$1,153,098	$2,224,714	$2,288,078
Net income (1) (2)	$163,853	$202,067	$339,440	$378,492
Diluted EPS (1) (2)	$1.40	$1.70	$2.88	$3.20
Comp. ratio (2)	58.1%	59.5%	58.8%	60.2%
Non-comp. ratio (2)	20.7%	16.2%	19.7%	16.9%
Pre-tax margin (3)	21.2%	24.3%	21.5%	22.9%
ROCE (4)	14.8%	20.6%	15.5%	19.7%
ROTCE (5)	21.6%	30.5%	22.7%	29.5%
Global Wealth Management (assets and loans in millions)
Net revenues	$697,980	$637,567	$1,379,705	$1,269,062
Pre-tax net income	$245,152	$227,305	$470,565	$450,536
Total client assets	$377,591	$402,442
Fee-based client assets	$141,223	$148,838
Bank loans (6)	$19,272	$13,165
Institutional Group
Net revenues	$411,364	$520,811	$842,727	$1,026,892
Equity	$241,063	$334,689	$492,327	$681,080
Fixed Income	$170,301	$186,122	$350,400	$345,812
Pre-tax net income	$72,992	$141,494	$169,620	$258,682

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $698.0 million for the three months ended June 30, 2022 compared with $637.6 million during the second quarter of 2021. Pre-tax net income was $245.2 million compared with $227.3 million in the second quarter of 2021.

Highlights

•	Recruited 41 financial advisors during the quarter, including 32 employee advisors, of which 14 were experienced advisors, and 9 independent advisors, with total trailing 12 month production of $24 million.

•	Client assets of $377.6 billion, down 6% from the year-ago quarter driven by lower market levels.

•	Bank loans of $19.3 billion, up 46% over the year-ago quarter.

Net revenues increased 10% from a year ago:

•	Asset management revenues increased 12% over the year-ago quarter reflecting strong fee-based asset flows.

•	Transactional revenues decreased 13% over the year-ago quarter reflecting a decrease in client activity from significantly elevated levels a year ago.

•	Net interest income increased 57% over the year-ago quarter driven by higher interest rates and continued bank lending growth.

Total Expenses:

•	Compensation expense as percent of net revenues decreased to 50.1% primarily as a result of lower compensable revenues.

•	Provision for credit losses was primarily impacted by growth in the loan portfolio.

•	Non-compensation operating expenses as a percent of net revenues increased to 14.8% primarily as a result of the increase in the provision for credit losses over the prior year.

Summary Results of Operations
(000s)	2Q 2022	2Q 2021
Net revenues	$697,980	$637,567
Asset management	331,243	295,847
Transactional revenues	170,470	194,862
Net interest income	195,828	124,686
Investment banking	5,056	11,898
Other income	(4,617)	10,274

Total expenses	$452,828	$410,262
Compensation expense	349,368	341,367
Provision for credit losses	12,785	(9,652)
Non-comp. opex	90,675	78,547

Pre-tax net income	$245,152	$227,305

Compensation ratio	50.1%	53.5%
Non-compensation ratio	14.8%	10.8%
Pre-tax margin	35.1%	35.7%

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Institutional Group

Institutional Group reported net revenues of $411.4 million for the three months ended June 30, 2022 compared with $520.8 million during the second quarter of 2021. Pre-tax net income was $73.0 million compared with $141.5 million in the second quarter of 2021.

Highlights

•	Strong investment banking pipeline.

Investment banking revenues decreased 27% from a year ago:

•	Advisory fee revenues of $199.6 million decreased 3% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues decreased significantly from a year ago on lower issuances in line with market volumes in an uncertain market environment.

•	Fixed income capital raising revenues decreased from a year ago as microeconomic conditions contributed to lower bond issuances.

Fixed income transactional revenues increased 5% from a year ago:

•	Fixed income transactional revenues increased from the year-ago quarter driven by the Vining Sparks acquisition, which closed in November 2021, partially offset by lower trading gains.

Equity transactional revenues decreased 26% from a year ago:

•	Equity transactional revenues declined from the year-ago quarter primarily as a result of trading losses and declines in cash equities. Broad macroeconomic and geopolitical concerns led to volatility in global equity prices, resulting in trading losses compared with trading gains during the prior year period.

Total Expenses:

•	Compensation expense as percent of net revenues increased to 59.5% primarily as a result of lower net revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 22.8% as a result of lower net revenues, higher travel-related expenses, and investments in technology, partially offset by lower investment banking expenses.

Summary Results of Operations
(000s)	2Q 2022	2Q 2021
Net revenues	$411,364	$520,811
Investment banking	266,019	364,545
Advisory	199,556	206,665
Equity capital raising	25,993	102,460
Fixed income capital raising	40,470	55,420
Fixed income transactional	96,200	91,855
Equity transactional	45,614	61,459
Other	3,531	2,952

Total expenses	$338,372	$379,317
Compensation expense	244,711	299,469
Non-comp. opex.	93,661	79,848

Pre-tax net income	$72,992	$141,494

Compensation ratio	59.5%	57.5%
Non-compensation ratio	22.8%	15.3%
Pre-tax margin	17.7%	27.2%

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Other Matters

Highlights

•	Total assets increased $6.7 billion, or 23%, over the year-ago quarter and 4% sequentially.

•	Tangible book value per common share (7) of $28.77, up 11% from prior year.

•	The Company repurchased $30.7 million of its outstanding common stock during the second quarter.

•	Credit rating upgrade from Fitch Ratings to BBB+ from BBB, with a stable outlook.

•	The Board of Directors declared a $0.30 quarterly dividend per share payable on June 15, 2022 to common shareholders of record on June 1, 2022.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on June 15, 2022 to shareholders of record on June 1, 2022.

	2Q 2022	2Q 2021
Common stock repurchases
Repurchases (000s)	$30,666	$28,972
Number of shares (000s)	505	440
Average price	$60.68	$65.85
Period end shares (000s)	106,166	104,865

Effective tax rate	26.4%	25.0%

Stifel Financial Corp. (8)
Tier 1 common capital ratio	14.8%	15.8%
Tier 1 risk based capital ratio	18.0%	18.9%
Tier 1 leverage capital ratio	11.2%	11.7%
Tier 1 capital (MM)	$3,837	$3,208
Risk weighted assets (MM)	$21,281	$16,952
Average assets (MM)	$34,330	$27,378
Quarter end assets (MM)	$36,476	$29,745

Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

Conference Call Information

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Stifel Financial Corp. will host its second quarter 2022 financial results conference call on Wednesday, July 27, 2022, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 504-7949 and referencing conference ID 238986. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(000s, except per share amounts)	6/30/2022	6/30/2021	% Change	3/31/2022	% Change	6/30/2022	6/30/2021	% Change
Revenues:
Commissions	$186,681	$195,579	(4.5)	$195,909	(4.7)	$382,590	$409,193	(6.5)
Principal transactions	125,603	152,597	(17.7)	159,270	(21.1)	284,873	317,603	(10.3)
Investment banking	271,075	376,443	(28.0)	254,846	6.4	525,921	715,731	(26.5)
Asset management	331,264	295,869	12.0	341,636	(3.0)	672,900	574,016	17.2
Other income	(1,917)	13,235	(114.5)	8,888	(121.6)	6,971	38,869	(82.1)

Operating revenues	912,706	1,033,723	(11.7)	960,549	(5.0)	1,873,255	2,055,412	(8.9)
Interest revenue	212,754	133,591	59.3	165,435	28.6	378,189	261,131	44.8

Total revenues	1,125,460	1,167,314	(3.6)	1,125,984	(0.0)	2,251,444	2,316,543	(2.8)
Interest expense	17,334	14,178	22.3	9,457	83.3	26,791	28,618	(6.4)

Net revenues	1,108,126	1,153,136	(3.9)	1,116,527	(0.8)	2,224,653	2,287,925	(2.8)
Non-interest expenses:
Compensation and benefits	652,709	692,054	(5.7)	673,691	(3.1)	1,326,400	1,389,968	(4.6)
Non-compensation operating expenses	236,876	197,057	20.2	215,727	9.8	452,603	406,040	11.5

Total non-interest expenses	889,585	889,111	0.1	889,418	0.0	1,779,003	1,796,008	(0.9)

Income before income taxes	218,541	264,025	(17.2)	227,109	(3.8)	445,650	491,917	(9.4)
Provision for income taxes	57,725	65,948	(12.5)	53,560	7.8	111,285	120,825	(7.9)

Net income	160,816	198,077	(18.8)	173,549	(7.3)	334,365	371,092	(9.9)
Preferred dividends	9,321	8,289	12.5	9,320	0.0	18,641	16,578	12.4

Net income available to common shareholders	$151,495	$189,788	(20.2)	$164,229	(7.8)	$315,724	$354,514	(10.9)

Earnings per common share:
Basic	$1.39	$1.76	(21.0)	$1.50	(7.3)	$2.89	$3.29	(12.2)
Diluted	$1.29	$1.60	(19.4)	$1.39	(7.2)	$2.68	$3.00	(10.7)
Cash dividends declared per common share	$0.30	$0.15	100.0	$0.30	—	$0.60	$0.30	100.0
Weighted average number of common shares outstanding:
Basic	109,083	107,837	1.2	109,205	(0.1)	109,144	107,795	1.3
Diluted	117,400	118,602	(1.0)	118,140	(0.6)	117,838	118,279	(0.4)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Six Months Ended
(000s, except per share amounts)	6/30/2022	6/30/2021	6/30/2022	6/30/2021
GAAP net income	$160,816	$198,077	$334,365	$371,092
Preferred dividend	9,321	8,289	18,641	16,578

Net income available to common shareholders	151,495	189,788	315,724	354,514
Non-GAAP adjustments:
Merger-related (10)	16,791	16,368	31,644	31,797
Provision for income taxes (11)	(4,433)	(4,089)	(7,928)	(7,819)

Total non-GAAP adjustments	12,358	12,279	23,716	23,978

Non-GAAP net income available to common shareholders	$163,853	$202,067	$339,440	$378,492

Weighted average diluted shares outstanding	117,400	118,602	117,838	118,279
GAAP earnings per diluted common share	$1.37	$1.67	$2.84	$3.14
Non-GAAP adjustments	0.11	0.10	0.20	0.20

Non-GAAP earnings per diluted common share	$1.48	$1.77	$3.04	$3.34

GAAP earnings per diluted common share available to common shareholders	$1.29	$1.60	$2.68	$3.00
Non-GAAP adjustments	0.11	0.10	0.20	0.20

Non-GAAP earnings per diluted common share available to common shareholders	$1.40	$1.70	$2.88	$3.20

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Six Months Ended
(000s)	6/30/2022	6/30/2021	6/30/2022	6/30/2021
GAAP compensation and benefits	$652,709	$692,054	$1,326,400	$1,389,968
As a percentage of net revenues	58.9%	60.0%	59.6%	60.8%
Non-GAAP adjustments:
Merger-related (10)	(9,174)	(6,119)	(18,485)	(12,293)

Non-GAAP compensation and benefits	$643,535	$685,935	$1,307,915	$1,377,675

As a percentage of non-GAAP net revenues	58.1%	59.5%	58.8%	60.2%
GAAP non-compensation expenses	$236,876	$197,057	$452,603	$406,040
As a percentage of net revenues	21.4%	17.1%	20.4%	17.7%
Non-GAAP adjustments:
Merger-related (10)	(7,616)	(10,287)	(13,098)	(19,351)

Non-GAAP non-compensation expenses	$229,260	$186,770	$439,505	$386,689

As a percentage of non-GAAP net revenues	20.7%	16.2%	19.7%	16.9%
Total merger-related expenses	$16,791	$16,368	$31,644	$31,797

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also on non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $57.4 million and $53.1 million as of June 30, 2022 and 2021, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, July 27, 2022.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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